SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                       Date of Report: September 20, 2001


                          WASATCH PHARMACEUTICAL, INC.
             (Exact name of registrant as specified in its charter)

           UTAH                         0-22899                84-0854009
(State or other jurisdiction   (Commission File Number)   (IRS Employer ID No.)
     of incorporation)

                310 East 4500 South, Suite 450, Murray, UT 84107
                     Address of principal executive office)


       Registrant's telephone number, including area code: (801) 266-4668

                    714 East 7200 South, Midvale, Utah 84047
          Former name or former address, if changed since last report)

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ITEM 5. Other Events

Summary

     On September 11, 2001, pursuant to a resolution of the Board of Directors, Wasatch Pharmaceutical announced a 50 to 1 reverse split of its common stock. The reverse split became effective September 11, 2001. The reverse stock split reduces the number of issued and outstanding shares of Wasatch's common stock from 35,379,834 to 707,597 shares of common stock.

     At the same time that the Board resolved to reverse split Wasatch's common stock, the Board specifically resolved that the 22,852,594 shares of common stock issuable upon the exercise of the class A and class B warrants were not reduced. Upon the exercise of all of the class A and class B warrants Wasatch will, therefore, issue 22,852,594 shares of common stock. The Board of Directors further resolved that the number of Wasatch's common shares authorized remains 100,000,000 shares of common stock, at $.001 par value per share.

     The Board of Directors also resolved that all fractional shares, created by the reverse split, will be rounded up to the nearest whole share.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

                                              WASATCH PHARMACEUTICAL, INC.


Date:   September 20, 2001                     /s/  David K. Giles
                                             ---------------------------------
                                             David K. Giles, Secretary

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